Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2017 Financial Results

SECAUCUS, N.J. – August 7, 2017 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its second quarter and six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Net Sales of $40.0 million, up 21.1% compared to the 2016 second quarter
•	Net Loss of $2.7 million compared to a net loss of $3.2 million for the 2016 second quarter
•	Adjusted EBITDA of $3.2 million compared to $3.5 million for the 2016 second quarter
•	Freshpet Fridges increased 9.9% to 17,357 from 15,795 for the 2016 second quarter

“Our second quarter results reflect the initial strength of our stepped up advertising campaign and the merits of our Feed the Growth strategy. We are very pleased the Freshpet brand experienced an acceleration in the rate of net sales growth that was broad-based across all sales channels for the quarter,” said Billy Cyr, Freshpet’s Chief Executive Officer.  “Going forward, we expect to continue to generate solid growth as we progress through the year, and we remain confident in our ability to achieve our longer term 2020 financial objectives.”

Second Quarter 2017

Second quarter of 2017 net sales increased 21.1% to $40.0 million compared to $33.0 million for the second quarter of 2016. The Company’s core fresh refrigerated product offering grew 24.4% as compared to the same period in the prior year. Net sales for the quarter were driven by velocity gains and a 9.9% increase in Freshpet fridge store locations to 17,357 as of June 30, 2017, as compared to the prior year period.

Gross profit was $18.2 million, or 45.5% as a percentage of net sales for the second quarter of 2017, compared to $14.9 million, or 45.2% as a percentage of net sales, in the same period last year. For the second quarter 2017, Adjusted Gross Profit was $19.6 million, or 49.1% as a percentage of net sales, compared to $16.1 million, or 48.7% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $20.0 million for the second quarter of 2017 compared to $17.9 million in the prior year period. As a percentage of net sales, SG&A decreased to 50.0% for the second quarter of 2017 compared to 54.2% in the second quarter of 2016. Adjusted SG&A as a percentage of net sales increased to 47.1% compared to 44.5% in the second quarter of 2016. The increase in SG&A is primarily due to the Company’s planned increased media spend of $1.8 million compared to the prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Loss was $2.7 million for the second quarter of 2017 compared to a net loss of $3.2 million for the prior year period. The decrease was primarily related to increased media spend, offset by increased net sales.

Adjusted EBITDA was $3.2 million for the second quarter of 2017, compared to $3.5 million in the second quarter 2016.  Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

First Six Months of 2017

Net sales increased 15.6% to $74.5 million for the six months ended June 30, 2017 compared to $64.5 million for the prior year period. The Company’s core fresh refrigerated product offering grew 18.5% as compared to the same period in the prior year. Net sales for the first six months of 2017 were driven by velocity gains and an increase in Freshpet fridge store locations as compared to the prior year period.

Gross profit was $34.0 million, or 45.6% as a percentage of net sales for the six months ended June 30, 2017, compared to $29.8 million, or 46.2% as a percentage of net sales, in the same period last year. For the six months ended June 30, 2017, Adjusted Gross Profit was $36.9 million, or 49.5%, as a percentage of net sales, compared to $31.9 million, or 49.5% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $38.5 million for the six months ended June 30, 2017 compared to $34.4 million in the prior year period.  As a percentage of net sales, SG&A decreased to 51.7% for the six months ended 2017 compared to 53.3% in the same period last year. Adjusted SG&A as a percentage of net sales increased to 49.0% for the six months ended June 30, 2017 compared to 46.9% in the prior year period. The increase in SG&A is primarily due to the Company’s planned increased media spend of $3.1 million compared to the prior year period. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Loss was $5.5 million for the six months ended June 30, 2017 compared to a net loss of $5.0 million for the prior year period. The decrease was primarily related to increased media spend, partially offset by increased net sales.

Adjusted EBITDA was $5.1 million for the six months ended June 30, 2017, compared to $5.9 million in the prior year period.  Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Cash and Net Debt

As of June 30, 2017 the Company had cash and cash equivalents of $0.7 million; debt of $7.5 million and $28.0 million available under its Credit Facilities.

Outlook

For full year 2017, the Company increased its net sales outlook and reiterated its Adjusted EBITDA and Freshpet Fridges outlook.  The Company expects the following results:

•	Net Sales to exceed $156 million, an increase of approximately 17% from the prior year, which reflects an increase from its prior guidance of $153 million
•	Adjusted EBITDA to exceed $16 million, a decrease of approximately 10% from the prior year, consistent with prior guidance
•	Freshpet Fridges of over 18,200, an increase of approximately 10% from the prior year, consistent with prior guidance

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of warrants. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through August 21, 2017. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671 the passcode is 13666533.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expense.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, and fees related to a secondary offering.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Management believes that the non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$675,184	$3,908,177
Accounts receivable, net of allowance for doubtful accounts	11,514,646	8,886,790
Inventories, net	7,686,101	5,402,735
Prepaid expenses and other current assets	1,382,285	1,045,651
Total Current Assets	21,258,216	19,243,353
Property, plant and equipment, net	101,658,434	101,493,080
Deposits on equipment	3,583,799	3,620,444
Other assets	2,239,533	2,094,339
Total Assets	$128,739,982	$126,451,216
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	7,579,513	6,884,155
Accrued expenses	5,073,975	4,531,139
Accrued warrants	632,072	253,391
Borrowings under Credit Facilities	7,500,000	7,000,000
Total Current Liabilities	$20,785,560	$18,668,685
Total Liabilities	$20,785,560	$18,668,685
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000,000 shares authorized, 34,513,231 and 33,961,650 issued and outstanding on June 30, 2017 and December 31, 2016, respectively	34,513	33,961
Additional paid-in capital	305,180,732	299,477,706
Accumulated deficit	(197,260,823)	(191,729,136)
Total Stockholders' Equity	107,954,422	107,782,531
Total Liabilities and Stockholders' Equity	$128,739,982	$126,451,216

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
NET SALES	$39,968,983	$33,002,209	$74,482,918	$64,455,910
COST OF GOODS SOLD	21,799,146	18,090,405	40,509,804	34,656,218
GROSS PROFIT	18,169,837	14,911,804	33,973,114	29,799,692
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	19,996,958	17,886,746	38,540,706	34,373,829
LOSS FROM OPERATIONS	(1,827,121)	(2,974,942)	(4,567,592)	(4,574,137)
OTHER EXPENSES:
Other Expenses, net	(614,586)	(93,768)	(556,909)	(134,637)
Interest Expense	(189,701)	(159,292)	(365,679)	(276,030)
	(804,287)	(253,060)	(922,588)	(410,667)
LOSS BEFORE INCOME TAXES	(2,631,408)	(3,228,002)	(5,490,180)	(4,984,804)
INCOME TAX EXPENSE	20,754	15,000	41,507	30,000
NET LOSS	(2,652,162)	(3,243,002)	(5,531,687)	(5,014,804)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,652,162)	$(3,243,002)	$(5,531,687)	$(5,014,804)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.08)	$(0.10)	$(0.16)	$(0.15)
-DILUTED	$(0.08)	$(0.10)	$(0.16)	$(0.15)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	34,287,006	33,554,395	34,138,251	33,545,837
-DILUTED	34,287,006	33,554,395	34,138,251	33,545,837

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,531,687)	$(5,014,804)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss on accounts receivable	47,568	10,403
Loss on disposal of equipment and deposits on equipment	90,873	158,612
Share-based compensation	2,159,510	2,671,418
Fair value adjustment for outstanding warrants	378,681	28,175
Change in reserve for inventory obsolescence	104,572	128,112
Depreciation and amortization	6,195,619	4,237,677
Amortization of deferred financing costs and loan discount	81,502	72,069
Changes in operating assets and liabilities
Accounts receivable	(2,675,424)	(1,205,900)
Inventories	(2,387,938)	(1,139,291)
Prepaid expenses and other current assets	(336,634)	(562,498)
Other assets	(147,201)	(160,372)
Accounts payable	1,369,961	1,534,916
Accrued expenses	542,836	2,685,756
Net cash flows provided by (used in) operating activities	(107,762)	3,444,273
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	—	3,250,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(7,169,300)	(21,248,425)
Proceeds from sale of equipment	—	10,672
Net cash flows used in investing activities	(7,169,300)	(17,987,753)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	3,544,069	233,156
Proceeds from borrowings under Credit Facilities	2,000,000	8,000,000
Repayment of borrowings under Credit Facilities	(1,500,000)	—
Net cash flows provided by financing activities	4,044,069	8,233,156
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,232,993)	(6,310,324)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,908,177	8,029,413
CASH AND CASH EQUIVALENTS, END OF PERIOD	$675,184	$1,719,089

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross Profit (as reported)	$18,170	$14,912	$33,973	$29,800
Depreciation expense (a)	1,448	740	2,882	1,419
Plant start-up expenses and processing (b)	—	430	—	668
Adjusted Gross Profit	$19,618	$16,082	$36,855	$31,887
Adjusted Gross Profit as a % of Net Sales
Adjusted Gross Profit	$19,618	$16,082	$36,855	$31,887
Net Sales	$39,969	$33,002	$74,483	$64,456
Adjusted Gross Profit as a % of Net Sales	49.1%	48.7%	49.5%	49.5%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
SG&A expenses (as reported)	$19,997	$17,887	$38,541	$34,374
Non-cash stock based compensation (a)	1,163	1,609	2,053	2,566
Leadership transition expenses (b)	—	1,580	—	1,580
Adjusted SG&A	$18,834	$14,698	$36,488	$30,228
Adjusted SG&A Expenses as a % of Net Sales
Adjusted SG&A Expenses	$18,834	$14,698	$36,488	$30,228
Net Sales	$39,969	$33,002	$74,483	$64,456
Adjusted SG&A as a % of Net Sales	47.1%	44.5%	49.0%	46.9%
a)	Represents non-cash stock based compensation expense.
b)	Represents costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Dollars in thousands)
Net loss	$(2,652)	$(3,243)	$(5,532)	$(5,015)
Depreciation and amortization	3,146	2,166	6,195	4,237
Interest expense	190	159	366	276
Income tax expense	21	15	42	30
EBITDA	$705	$(903)	$1,071	$(472)
Loss on disposal of equipment	85	15	91	159
Launch expense (a)	675	588	1,430	1,310
Plant start-up expenses and processing (b)	—	430	—	668
Non-cash stock based compensation (c)	1,229	1,665	2,159	2,671
Warrant fair valuation (d)	487	86	379	28
Leadership transition expenses (e)	—	1,580	—	1,580
Adjusted EBITDA	$3,181	$3,461	$5,130	$5,944

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.

(e)Leadership Transition Expenses represent costs detailed within our former Chief Executive Officer’s separation agreement as well as incremental costs associated with leadership transition.